                                                                    EXHIBIT 10.4

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                This Amendment, dated as of March 1, 2002, is made by and among ENTEGRIS, INC., a Minnesota corporation (the "Borrower"), each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to the Credit Agreement (defined below) pursuant to the terms and conditions of Article VIII of the Credit Agreement (herein collectively called the "Banks" and individually each called a "Bank"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, assignee of Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association, in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the "Agent").

                                    Recitals

                A. The Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of November 30, 1999, as amended by a First Amendment to Credit Agreement dated as of October 17, 2000 (as the same may hereafter be amended or restated from time to time, the "Credit Agreement").

                B. The Borrower has requested that the Banks and the Agent, among other things, (i) extend the Maturity Date, and (ii) amend certain other provisions of the Credit Agreement.

                C. The Banks and the Agent are willing to grant the Borrower's requests subject to the terms and conditions set forth below.

                ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the Borrower, the Banks and the Agent agree as follows:

                1. All capitalized terms used in this Amendment and not otherwise specifically defined in this Amendment shall have the meanings given such terms in the Credit Agreement.

                2. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical locations in Section 1.1 of the Credit Agreement:

                "'Capital Expenditure' means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet, whether payable currently or in the future, excluding, however, any expenditure of cash in connection with an acquisition of stock or assets of another Person permitted under Section 6.4(g) of this Agreement."

                "'Harris Bank' means Harris Trust and Savings Bank."

                "'Long Term Debt' of a Person means, as of any date of determination, Funded Debt of such Person (excluding Revolving Advances)."

                "'Operating Lease Liabilities' of any Person means, with respect to the applicable Covenant Computation Period, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as operating leases."

                "'Permitted Restricted Payments' means payments of dividends, distributions or otherwise, if any, made by the Borrower pursuant to
        Section 6.5 of this Agreement."

                "'Rent Expense' means Capitalized Lease Liabilities, Operating Lease Liabilities and any other monetary obligation of the Borrower for rent with respect to the applicable Covenant Computation Period."

                "'Revolving Commitment Period' means a 364-day period commencing on March 1, 2002 and ending on the Maturity Date, unless the Revolving Commitments are earlier terminated pursuant to Section 7.2 or are earlier reduced to zero pursuant to Section 2.14(a)."

                "'Second Amendment' means the Second Amendment to Credit Agreement, dated as of March 1, 2002, by and among the Borrower, the Banks and the Agent."

                "'Second Amendment Effective Date' means the date on which all of the conditions precedent set forth in paragraph 25 of the Second Amendment to the effectiveness of the Second Amendment have been satisfied."

                "'Tangible Net Worth' of a Person means, as of the applicable Covenant Computation Date, the difference between (a) the tangible assets of such Person, calculated in accordance with GAAP, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (b) all Debt of such Person; provided, that in no event shall there be included as tangible assets, patents, trademarks, tradenames, copyrights, licenses, goodwill, receivables from Affiliates of such Person, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of such Person, or any other securities unless such securities are readily marketable on a public exchange in the United States of America, income tax liabilities, and any other assets designated from time to time by the Bank, in its reasonable discretion, as intangible assets."

                "'Unused Commitment Fee Percentage' means, as of the date of determination, the percentage set forth in the table below opposite the applicable range of the ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries as of such date of determination; provided, however, notwithstanding the foregoing, the Unused Commitment Fee Percentage shall be 0.200% so long as (i) the Borrower maintains the sum of its cash and cash equivalents in an aggregate amount of more than $50,000,000, and (ii) there are no outstanding Revolving Advances under the Revolving Facility. Reductions and increases in the Unused Commitment Fee Percentage will be verified by the Agent upon receipt of the financial statements of the Borrower and its Subsidiaries and related compliance certificate as required under Section 5.1(b) of this Agreement. The ratio will be determined on the basis of a rolling four quarter calculation of the ratio of Total Funded Debt to EBITDA as of the last day of the most recent quarter-end reflected in the most recent financial statements delivered by the Borrower for the Borrower and its Subsidiaries under Section 5.1(b). Any reduction or increase in the Unused Commitment Fee Percentage will become effective on the first day of the first month following the applicable Quarterly Financial Statement Due Date. If the Borrower fails to deliver the financial statements of the Borrower and its Subsidiaries and/or related compliance certificate required under Section 5.1(b) on or before the applicable Quarterly Financial Statement Due Date, the Borrower and its Subsidiaries shall be deemed to have a ratio of Total Funded Debt to EBITDA for such quarter of more than 2.00 to 1.00, and the Unused Commitment Fee Percentage will be 0.350% beginning on the first day of the first month following such Quarterly Financial Statement Due Date and will continue as such until the Borrower delivers the financial statements of the Borrower and its Subsidiaries for the next fiscal quarter in accordance with Section 5.1(b).

               Ratio of Total Funded     Unused Commitment Fee
                  Debt to EBITDA              Percentage
          ----------------------------------------------------
                    * 2.00/1.00                 0.350%
          ----------------------------------------------------
             * 1.50/1.00 to 2.00/1.00           0.300%
          ----------------------------------------------------
              1.00/1.00 to 1.50/1.00            0.250%
          ----------------------------------------------------
                   ** 1.00/1.00                 0.200%
          ----------------------------------------------------
* - less than
** - greater than
                "'Wells Fargo' means Wells Fargo Bank, National Association, a national banking association."

                3. Section 1.1 of the Credit Agreement is hereby amended by amending the following definitions in their entirety to read as follows:

                "'EBITDA' means, with respect to the applicable Covenant Computation Period, Pre-Tax Earnings (excluding non-cash income) plus Interest Expense and Non-Cash Charges, in each case excluding extraordinary items, determined with respect to the Borrower during such Covenant Computation Period."

                "'Eurodollar Rate Margin' means, as of the date of determination, the percentage set forth in the table below opposite the applicable range of the ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries as of such date of determination. Reductions and increases in the Eurodollar Rate Margin will be verified by the Agent upon receipt of the financial statements of the Borrower and its Subsidiaries and related compliance certificate as required under Section 5.1(b) of this Agreement. The ratio will be determined on the basis of a rolling four quarter calculation of the ratio of Total Funded Debt to EBITDA as of the last day of the most recent quarter-end reflected in the most recent financial statements delivered by the Borrower for the Borrower and its Subsidiaries under Section 5.1(b). Any reduction or increase in the Eurodollar Rate Margin will become effective on the first day of the first month following the applicable Quarterly Financial Statement Due Date. If the Borrower fails to deliver the financial statements of the Borrower and its Subsidiaries and/or related compliance certificate required under Section 5.1(b) on or before the applicable Quarterly Financial Statement Due Date, the Borrower and its Subsidiaries shall be deemed to have a ratio of Total Funded Debt to EBITDA for such quarter of more than 2.00 to 1.00, and the Eurodollar Rate Margin will be 2.000% beginning on the first day of the first month following such Quarterly Financial Statement Due Date and will continue as such until the Borrower delivers the financial statements for the Borrower and its Subsidiaries for the next fiscal quarter in accordance with Section 5.1(b).

              Ratio of Total Funded        Eurodollar Rate Spread for
                  Debt to EBITDA               Revolving Advances
          --------------------------------------------------------------
                   * 2.00/1.00                      2.000%
          --------------------------------------------------------------
             * 1.50/1.00 to 2.00/1.00               1.750%
          --------------------------------------------------------------
              1.00/1.00 to 1.50/1.00                1.500%
          --------------------------------------------------------------
                  ** 1.00/1.00                      1.375%
          --------------------------------------------------------------
* - less than
** - greater than

                "'Fixed Charge Coverage Ratio' means, with respect to the applicable Covenant Computation Date, the ratio of (a) EBITDA, plus Rent Expense, less Capital Expenditures, less cash taxes (but, with respect to cash taxes, only to the extent included in the calculation of EBITDA), less Permitted Restricted Payments, to (b) Interest Expense, plus Rent Expense, plus current maturities of the Borrower's Long Term Debt."

                "'Floating Rate Margin' means, as of the date of determination, the percentage set forth below in the table opposite the applicable range of the ratio of Total Funded Debt to EBITDA of the Borrower and its Subsidiaries as of such determination. Reductions and increases in the Floating Rate Margin will be verified by the Agent upon receipt of the financial statements of the Borrower and its Subsidiaries and related compliance certificate as required under Section 5.1(b) of this Agreement. The ratio will be determined on the basis of a rolling four quarter calculation of the ratio of Total Funded Debt to EBITDA as of the last day of the most recent quarter-end reflected in the most recent financial statements delivered by the Borrower for the Borrower and its Subsidiaries under Section 5.1(b). Any reduction or increase in the Floating Rate Margin will become effective on the first day of the first month following the applicable Quarterly Financial Statement Due Date. If the Borrower fails to deliver the financial statements of the Borrower and its Subsidiaries and/or related compliance certificate required under Section 5.1(b) on or before the applicable Quarterly Financial Statement Due Date, the Borrower and its Subsidiaries shall be deemed to have a ratio of Total Funded Debt to EBITDA for such quarter of more than 2.00 to 1.00, and the Floating Rate Margin will be 0.125%, beginning on the first day of the first month following such Quarterly Financial Statement Due Date and will continue as such until the Borrower delivers the financial statements for the Borrower and its Subsidiaries for the next fiscal quarter in accordance with Section 5.1(b).

              Ratio of Total Funded
                  Debt to EBITDA           Floating Rate Margin
          --------------------------------------------------------
                   * 2.00/1.00                     .125%
          --------------------------------------------------------
             * 1.50/1.00 to 2.00/1.00             0.000%
          --------------------------------------------------------
              1.00/1.00 to 1.50/1.00              0.000%
          --------------------------------------------------------
                  ** 1.00/1.00                    0.000%
          --------------------------------------------------------
* - less than
** - greater than

                "'Guarantor' means any Person which may now or hereafter guaranty any of the Obligations of the Borrower to the Bank."

                "'Interest Expense' means, with respect to the applicable Covenant Computation Period, the total gross interest expense on all of the Borrower's Debt during such period, and shall in any event include, without limitation and without duplication, (a) accrued interest (whether or not paid) on all Debt, (b) the amortization of Debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and
        (d) the interest portion of any capitalized lease expenditure, all determined in accordance with GAAP."

                "'Non-Cash Charges' means, with respect to the applicable Covenant Computation Period, the Borrower's depreciation and amortization determined in accordance with GAAP."

                "'Maturity Date' means February 28, 2003 with respect to the Revolving Facility."

                "'Revolving Commitment' means, with respect to each Bank, the amount of the Revolving Commitment set forth opposite such Bank's name on the execution pages of the Second Amendment, or below such Bank's signature on an Assignment Certificate executed by such Bank, unless such amount is reduced pursuant to Section 2.14(a) hereof, in which event it means the amount to which said amount is reduced pursuant thereto, or as the context may require, the obligation of such Bank to make Revolving Advances, as contemplated in Section 2.1."

                "'Revolving Commitment Amount' shall mean Twenty Million Dollars ($20,000,000), being the maximum amount of the Revolving Commitments of all Banks, in the aggregate, to make Revolving Advances to the Borrower pursuant to Section 2.1, subject to reduction in accordance with Section 2.14(a)."

                "'Revolving Note' means a promissory note of the Borrower payable to a Bank in the amount of such Bank's Revolving Commitment, in substantially the form of Exhibit A attached to the Second Amendment (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Bank resulting from such Bank's Percentage of each Borrowing under the Revolving Facility, and also means each promissory note accepted by such Bank from time to time in substitution therefor or in renewal thereof."

                4. Section 1.1 of the Credit Agreement is hereby deleting the definitions of "Cash Flow Available for Fixed Charges", "Fixed Charge Requirements", "Commitment Fee Percentage", "Norwest", "Net Worth", and "Year 2000 Compliant".

                5. Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Section 2.1 Commitment as to Revolving Facility. Each Bank hereby agrees, on the terms and subject to the conditions herein set forth, to make Revolving Advances to the Borrower from time to time during the Revolving Commitment Period, in an aggregate amount at any time outstanding not to exceed such Bank's Percentage of each Borrowing from time to time requested by the Borrower under the Revolving Facility; provided, however, that (a) the Revolving Facility Outstanding Amount shall at no time exceed the Revolving Commitment Amount and (b) no Bank's Percentage of the Revolving Facility Outstanding Amount shall at any time exceed such Bank's Revolving Commitment. Within the above limits, the Borrower may obtain Revolving Advances, prepay Revolving Advances in accordance with the terms hereof and reborrow Revolving Advances in accordance with the applicable terms and conditions of this
        Article II."

                6. The first sentence of Section 2.6 of the Credit Agreement is hereby amended to read as follows:

        "The Letter of Credit Bank agrees, during the period from the Closing Date to the date which is thirty (30) days prior to the Revolving Commitment Termination Date, to issue one or more standby letters of credit for the account of the Borrower, and the Banks agree to participate in the risk of such letters of credit issued for the account of the Borrower hereunder, on the terms and subject to the conditions set forth below:"

                7. Section 2.12(b) of the Credit Agreement is hereby amended to read as follows:

                "(b)    Unused Commitment Fee. The Borrower agrees to pay to the
        Agent, for the pro rata account of the Banks, an unused commitment fee (the "Unused Commitment Fee") computed at the rate of the applicable Unused Commitment Fee Percentage per annum on the daily average amount by which the Revolving Commitment Amount exceeds the Revolving Facility Outstanding Amount, from the Closing Date to and including the Revolving Commitment Termination Date, payable quarterly in arrears on the last day of each August, November, February and May. Any such Unused Commitment Fee remaining unpaid on the Revolving Commitment Termination Date shall be due and payable on such date. The Unused Commitment Fee shall be shared by the Banks on the basis of their respective Percentages."

                8. Section 3.2 of the Credit Agreement is hereby amended to read as follows:

                "Section 3.2 Conditions Precedent to All Borrowings. The obligation of the Banks to fund each request for a Borrowing or to issue each Letter of Credit shall be subject to the further conditions precedent that on such date:

                        (a) the representations and warranties contained in
                Article IV hereof are correct in all material respects on and as of the date of such Advance as though made on and as of such date;

                        (b) no event has occurred and is continuing, or would
                result from such Advance, which constitutes a Default or an Event of Default; and

                        (c) as of the Covenant Computation Date most recently
                preceding such date, the Borrower's Fixed Charge Coverage Ratio was not less than 1.50 to 1.00."

                9. Section 4.4 of the Credit Agreement is hereby amended to read as follows:

                "Section 4.4 Subsidiaries. Schedule 4.4 attached to the Second Amendment is a complete and correct list of all Subsidiaries and Affiliates of the Borrower and the percentage of the ownership of the Borrower or any Subsidiary in each such Subsidiary or Affiliate as of the date of the Second Amendment Effective Date. All shares of each Subsidiary and Affiliate owned by the Borrower or any Subsidiary are validly issued and fully paid and non-assessable."

                10. Section 4.15 of the Credit Agreement is hereby amended to read as follows:

                "Section 4.15 Reserved."

                11. Section 5.1(a) of the Credit Agreement is hereby amended to read as follows:

                "(a)    as soon as available, and in any event within 120 days
        after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and its Subsidiaries with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Agent, which annual report shall include the balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, prepared on a consolidated and consolidating basis, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit B to the Second Amendment, stating that such annual audit report has been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;"

                12. Section 5.1(b) of the Credit Agreement is hereby amended to read as follows:

                "(b)    as soon as available and in any event on or before the
        applicable Quarterly Financial Statement Due Date after the end of each fiscal quarter of the Borrower, an unaudited/internal balance sheet and statement of income, cash flow and retained earnings of the Borrower and its Subsidiaries as at the end of and for such quarter and for the year-to-date period then ended, prepared on a consolidated and consolidating basis, in reasonable detail and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit C to the Second Amendment, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to (A) the status of the Borrower and its Subsidiaries for purposes of establishing the appropriate Eurodollar Rate Margin, Floating Rate Margin and Unused Commitment Fee Percentage and (B) whether or not the Borrower and its Subsidiaries are in compliance with the requirements set forth in Sections 5.8 through 5.10;"

                13. Section 5.8 of the Credit Agreement is hereby amended to read as follows:

                "Section 5.8 Fixed Charge Coverage Ratio. As of each Covenant Computation Date, the Borrower and its Subsidiaries, on a consolidated basis, will maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00; provided, however, although the Borrower shall report its Fixed Charged Coverage Ratio as of each Covenant Computation Date, the Borrower shall be required to comply with the ratio required by this
        Section 5.8 only if, as of the applicable Covenant Computation Date, (i) the Borrower has outstanding Revolving Advances under the Revolving Facility of $1 or more, or (ii) the aggregate amount of cash and cash equivalents of the Borrower are less than $50,000,000."

                14. Section 5.9 of the Credit Agreement is hereby amended to read as follows:

                "Section 5.9 Leverage Ratio. As of each Covenant Computation Date, the Borrower and its Subsidiaries, on a consolidated basis, will maintain a Leverage Ratio of not more than (i) 2.50 to 1.00 as of each Covenant Computation Date which occurs during the period from the Second Amendment Effective Date to and including February 23, 2002, (ii) 3.00 to 1.00 as of each Covenant Computation Date which occurs during the period from February 24, 2002 to and including May 25, 2002, and (iii) 2.50 to 1.00 as of each Covenant Computation Date which occurs from and after May 26, 2002."

                15. Section 5.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Section 5.10 Minimum Tangible Net Worth. As of each Covenant Computation Date, the Borrower and its Subsidiaries, on a consolidated basis, will maintain a Tangible Net Worth in an amount not less than the amount set forth below opposite the applicable Covenant Computation Date set forth below:

             Applicable Covenant              Minimum Tangible Net
               Computation Date                   Worth Amount
         --------------------------        ---------------------------
         August 25, 2001                          $235,000,000

         November 24, 2001 and each        Required Tangible Net Worth
         subsequent Covenant                         Amount
         Computation Date

                As used in this Section 5.10, the "Required Tangible Net Worth Amount" for any given Covenant Computation Date is an amount equal to the sum of the minimum Tangible Net Worth required as of the immediately preceding Covenant Computation Date, plus fifty percent (50%) of the Net Income realized by the Borrower and its Subsidiaries, on a consolidated basis, since such immediately preceding Covenant Computation Date (with any net loss counting as zero in such calculation), plus fifty percent (50%) of the net cash proceeds received by the Borrower and/or its Subsidiaries from any equity offering made by the Borrower and/or its Subsidiaries since such immediately preceding Covenant Computation Date."

                16. Section 5.11 of the Credit Agreement is hereby amended to read as follows:

                "Section 5.11 Reserved."

                17. Section 5.12 of the Credit Agreement is hereby amended to read as follows:

                "Section 5.12 Reserved."

                18. Section 6.1(a) of the Credit Agreement is hereby amended to read as follows:

                "(a)    mortgages, deeds of trust, pledges, liens, security
        interests and assignments in existence on the Second Amendment Effective Date and listed in Schedule 6.1 attached to the Second Amendment (other than those described in subsection (f) securing indebtedness for borrowed money on the Second Amendment Effective Date);"

                19. Section 6.1(f) of the Credit Agreement is hereby amended to read as follows:

                "(f)    purchase money mortgages, liens or security interests,
        including conditional sale agreements or other title retention agreements and leases which are in the nature of title retention agreements, upon or in property of the Borrower or any of its Subsidiaries, or mortgages, liens or security interests existing in such property at the time of the acquisition thereof; provided that no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or any of its Subsidiaries other than the property then being acquired and fixed improvements then or thereafter erected thereon."

                20. Section 6.2 of the Credit Agreement is hereby amended to read as follows:

                "Section 6.2. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, permit or suffer to exist, any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                        (a)     Obligations arising hereunder;

                        (b) Capitalized Lease Liabilities and indebtedness of the Borrower or its Subsidiaries secured by security interests permitted by Section 6.1(f) in an aggregate amount not to exceed $5,000,000 at any time;

                        (c) indebtedness of Borrower in connection with the IDRB Financing, including, without limitation, the indebtedness or reimbursement obligations of Borrower with respect to the IDRB Letter of Credit;

                        (d) indebtedness or reimbursement obligations of the Borrower and/or any of its Subsidiaries with respect to any documentary letter of credit facility in an amount not to exceed $250,000 now or hereafter established by Wells Fargo for the Borrower and/or any such Subsidiary, including any present or future extension, renewal or modification thereof permitted by Wells Fargo;

                        (e) Subordinated Debt, or renewals thereof, provided that (a) it is subordinated to the prior payment of all indebtedness, reimbursement obligations and guaranties of the Borrower and its Subsidiaries in favor of the Banks on terms and conditions approved in writing by the Banks and (b) the aggregate amount of Subordinated Debt at any one time outstanding does not exceed $5,000,000 (Subordinated Debt as of the Second Amendment Effective Date as reflected in Schedule 6.2 attached to the Second Amendment);

                        (f) an unsecured irrevocable standby letter of credit issued in the original amount of $1,669,918 by Wells Fargo in favor of Firstar Bank of Minnesota, National Association, for the account of Fluoroware PEI, Inc., as the same is now and may hereafter be amended from time to time;

                        (g) Rate Hedging Obligations covering national amounts not exceeding $10,000,000 in the aggregate at any one time;

                        (h) Indebtedness for borrowed money in foreign currencies in an aggregate principal amount not to exceed at any time $30,000,000 (outstanding indebtedness for borrowed money in foreign currencies as of the Second Amendment Effective Date is reflected in Schedule 6.2 attached to the Second Amendment); and

                        (i) Indebtedness for borrowed money not permitted by any other subsection of this Section 6.2 in an aggregate principal amount not to exceed at any time $10,000,000.

                21. Section 6.3(d) of the Credit Agreement is hereby amended to read as follows:

                "(c)    guaranties, endorsements and other direct or contingent
        liabilities in connection with the obligations of other Persons in existence on the Second Amendment Effective Date and listed in Schedule
        6.3 attached to the Second Amendment;"

                22. Section 6.3(d) of the Credit Agreement is hereby amended to read as follows:

                "(d)    a guaranty given in favor of Wells Fargo in connection
        with the letter of credit permitted by Section 6.2(d)."

                23. Section 6.4(g)(ii)(C) of the Credit Agreement is hereby amended to read as follows:

                "(c) all consideration (whether in the form of cash paid, indebtedness assumed or otherwise) given by the Borrower and its Subsidiaries for acquisitions permitted under this Section 6.4(g) shall not exceed an aggregate amount of $25,000,000 during the fiscal year in which such acquisition occurs, and"

                24. Section 6.12 of the Credit Agreement is hereby amended to read as follows:

                "Section 6.12 Prohibition of Entering into Negative Pledge Arrangements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or covenant with any Person (other than with the Banks or Wells Fargo), that prohibits the Borrower or any of its Subsidiaries from creating, incurring, assuming or suffering to exist mortgages, deeds of trust or other encumbrances on any of its assets."

                25. Section 9.3 of the Credit Agreement is hereby amended to read as follows:

                "Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and mailed or delivered to the applicable parties at their respective addresses set forth on the execution pages of the Second Amendment, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.3. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery and when mailed, shall be effective when sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that notices or requests to the Agent or any Bank pursuant to any of the provisions of Article II shall not be effective until received by the Agent or such Bank."

The parties hereby agree that all references to the address of the Agent or Wells Fargo in any of the Exhibits to the Credit Agreement or in any other Loan Document are hereby amended to refer to the address specified for the Agent and Wells Fargo on the signature page of this Amendment.

                26. This Amendment shall become effective when the Agent shall have received the following, each in form and content acceptable to the Agent in its sole discretion:

                (a) This Amendment duly executed on behalf of the Borrower, the Banks and the Agent, with all schedules completed and attached thereto;

                (b) A certified copy of the resolutions of the board of directors of the Borrower, evidencing approval of this Amendment;

                (c) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrower, which shall certify the names of the officers of such Borrower authorized to sign this Amendment and the other documents or certificates to be delivered pursuant to this Agreement, including requests for Advances and Eurodollar Rate Fundings, together with the true signatures of such officers. The Agent and each Bank may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                (d) A Certificate of good standing of the Borrower, dated not more than thirty (30) days prior to the date hereof, and evidence satisfactory to the Agent that the Borrower is qualified to conduct its businesses in each state where it presently conducts such business;

                (e) Certified Articles of Merger from all appropriate jurisdictions which establish that Fluoroware, Inc. and Empak, Inc. have been merged into the Borrower, with the Borrower as the surviving entity.

                (f) Current searches of appropriate filing offices showing that no state or federal tax liens have been filed and remain in effect against the Borrower (or Fluoroware, Inc. or Empak, Inc.), and that no financing statements or other notifications or filings have been filed and remain in effect against the Borrower (or Fluoroware, Inc. or Empak, Inc.), other than those for which the Agent has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 6.1 of the Credit Agreement, as amended by this Amendment;

                (g) A signed copy of an opinion of counsel for the Borrower, addressed to the Agent and the Banks;

                (h) Copies of all promissory notes evidencing Subordinated Debt in existence on the date of this Amendment, together with subordination agreements executed on behalf of all of such subordinated creditors in favor of the Agent and the Banks in form and content acceptable to the Agent in its sole discretion.

                27. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in all other respects in full force and effect.

                28. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

                29. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (the "Released Parties"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment in connection with or related to the transactions evidenced by the Loan Documents, whether such claims, demands and causes of action are mature or unmatured or known or unknown.

                30. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

                31. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

                (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

                (b) The execution, delivery and performance by the Borrower of the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or By-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                (c)     All of the representations and warranties contained in
        Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                32. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in any of the other Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment. All references in the Credit Agreement to "Norwest" are hereby amended to be references to "Wells Fargo" as defined in this Amendment. All references in the Credit Agreement to "Commitment Fee Percentage" are hereby amended to be references to "Unused Commitment Fee Percentage" as defined in this Amendment. All references in the Credit Agreement to "Schedule 4.4" are hereby amended to be references to Schedule 4.4 attached to this Amendment. All references in the Credit Agreement to "Schedule 6.1" are hereby amended to be references to Schedule 6.1 attached to this Amendment.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

Address:                               ENTEGRIS, INC.
3500 Lyman Boulevard
Chaska, Minnesota 55318
Attn: John Villas                      By  /s/ John Villas
Telecopy No. (612) 556-8644               --------------------------------------
                                           Its  Chief Financial Officer
                                               ---------------------------------
                                       And

                                       By  /s/ James Dauwalter
                                          --------------------------------------
                                           Its  Chief Executive Officer
                                               ---------------------------------


Address:                                   WELLS FARGO BANK, NATIONAL
7900 Xerxes Avenue South                    ASSOCIATION, , as Bank and as Agent
MAC N9307-013
Bloomington, Minnesota  55431
Attn: Richard G. Trembley
Telecopy No. (612) 316-1621

Revolving Commitment: $10,000,000      By  /s/ Richard G. Trembley
Percentage: 50%                           --------------------------------------
                                           Its  Vice President
                                               ---------------------------------


Address:                                   HARRIS TRUST AND SAVINGS BANK, as
111 West Monroe                             Bank
P.O. Box 755
Chicago, Illinois  60690
Attn: John P. Quigley
Telecopy No. (312) 293-5040

Revolving Commitment: $10,000,000      By  /s/ John P. Quigley
Percentage: 50%                           --------------------------------------
                                           Its  Vice President
                                               ---------------------------------

             Signature Page to Second Amendment to Credit Agreement